                                 SUPPLY CONTRACT

Advanced Power Technology intends to secure silicon wafers for the manufacture of power switch devices. Wacker Siltronic Corporation manufactures silicon wafers and intends to supply this material. Set forth is the "Silicon Supply Agreement" between Advanced Power Technology (APT) located in Bend, OR and Wacker Siltronic Corporation (WSC) located in Portland, OR.

1.0  Term of Agreement

     1.1 Two (2) year agreement commencing January 01, 1999 and expiring on December 31, 2000.

     1.2 Renegotiating discussions will commence each September of the final year for an extension of an additional year.

     1.3 Cause for early termination of this agreement would be for non-performance by WSC and/or APT, including but not limiting non-payment by APT.

2.0  Volume

     2.1 WSC will be given a [ * ] minimum member share of APT's [ * ] business per year.

     2.2 Should it become necessary, WSC agrees to support [ * ] of APT's requirements.

3.0  Pricing

     3.1  Pricing is set forth below:
          1999 = [ * ]
          2000 = [ * ]

          See attachment # 1

     3.2  WSC and APT agree, through a committed effort to come up with [ * ]
                                                                through a joint
          "Reduction of WSC Production Costs" project in 1999.
          [ * ]                                       . A list of ideas will be
          discussed between APT and WSC by the end of March 1999.

     3.3 Where possible, WSC will "help" keep APT competitive in both price and technology through cost reduction programs and technology improvements.

[ * ] = CONFIDENTIAL TREATMENT REQUESTED


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

4.0  Payment and Freight Terms

     4.1  Net [ * ] from date of WSC invoice. Currency in US dollars.

     4.2 F.O.B. Wacker Siltronic Corporation, Portland, OR, freight collect. Freight carrier as specified by APT.

     4.3 Freight costs for expedited shipments, if requested by APT, will be the responsibility of APT. WSC will incur all expedited freight costs for late shipments caused by WSC.

5.0  Substrate Buffer Stock

     5.1 WSC agrees to maintain a three week inventory equivalent to APT's consumption of one common substrate. This substrate inventory will be maintained in Portland.

     5.2  WSC agrees to replenish the Substrate Buffer Stock within four weeks.

6.0  Lead-time

     6.1 WSC will commit to a three week lead-time provided the forecast is not increased more than [ * ] in the same lead-time period and that it is a current product.

     6.2 APT agrees to give WSC a five week "rolling forecast". The first will be firm, the second and third week may change [ * ], the fourth week may change [ * ] and the fifth week may change [ * ].

     6.3 APT agrees to give WSC an additional eight week visibility beyond the five week "rolling forecast".

     6.4 Releases for weeks one through three will be by product and for weeks four through thirteen, it will be by total only.

          See attachment # 2 for 6.2, 6.3, 6.4

7.0  Quality

     7.1 WSC warrants that their products shall, at the time of delivery, be in compliance with approved APT specifications as agreed by both parties.

8.0  Engineering Services

     8.1 A determination of cost benefit, if any, and ownership will be agreed upon prior to any new activities in the "Reduction of WSC Production Cost" project.

[ * ] = CONFIDENTIAL TREATMENT REQUESTED


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

     8.2 WSC agrees to support engineering work involved with new products and work to meet the stringent specification requirements of those and current products.

9.0  Confidentiality

     9.1 APT and WSC agree to keep secret such information and to take the necessary measures to prevent complete or partial disclosure to third parties.

10.0 Force Majeure

     10.1 Pertaining to Force Majeure, APT and/or WSC shall promptly notify the other party and shall use its best efforts to minimize the consequences. For the duration and to the extent of Force Majeure the parties will be released from their obligations.

11.0 Indemnification

     11.1 WSC's obligation to payment of damages, for whatever reason, shall be limited to the invoice value of the wafers directly having caused those damages.

12.0 Sole Agreement

     12.1 This Supply Agreement including all attachments referenced herein, shall be the complete agreement of both APT and WSC and shall supersede all prior agreements and understanding, oral or written, between the parties respecting the subject matter hereof. Any amendments to this Agreement shall be implemented by written amendment signed by authorized representatives of APT and WSC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, accepted and agreed:



WACKER SILTRONIC CORPORATION           ADVANCED POWER TECHNOLOGY

By:   S/S                              By:   S/S
   ----------------------------           ----------------------------
Title:  Account Manager                Title:  C.E.O.
      -------------------------              -------------------------
Date:  12/17/98                        Date:  12/17/98
     --------------------------             --------------------------


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






                                  ATTACHMENT #1

                                     PRICING


PART NUMBER   1010-H    1020-I    1030-H    1040-I    1050-P    1060-M    1080-J    1100-K    1106-D    1120-E    1126-
1998 Price         [ * ]          [ * ]         [ * ]        [ * ]        [ * ]      [ * ]    [ * ]     [ * ]     [ * ]
1999 Price         [ * ]          [ * ]         [ * ]        [ * ]        [ * ]      [ * ]    [ * ]     [ * ]     [ * ]
2000 Price         [ * ]          [ * ]         [ * ]        [ * ]        [ * ]      [ * ]    [ * ]     [ * ]     [ * ]

[ * ] = CONFIDENTIAL TREATMENT REQUESTED

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